EXHIBIT 24.2


             CONSENT OF SECONDARY INDEPENDENT CHARTERED ACCOUNTANTS

         We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 24, 2003 relating to the financial statements of Adena Corporation appearing in such prospectus.

/s/ Millard, DesLauriers & Shoemaker, LLP

MILLARD, DESLAURIERS & SHOEMAKER, LLP

March 28, 2003